UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2023

VEMANTI GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	46-5317552
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7545 Irvine Center Dr., Ste 200, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 559-7200

(Former name or former address, if changed since last report.)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 3, 2023, Vemanti Group, Inc., a Nevada corporation (the “Company”), entered into a Framework SaaS Agreement (the “SaaS Agreement”) with Finastra International Limited, a limited corporation organized under the laws of Wales and the United Kingdom (“Finastra”). The SaaS Agreement will only become effective upon the Company’s shares being listed on the Nasdaq Capital Market on or before May 22, 2023 and will have a term of seven years. If the Company is not successful in having its shares listed on the Nasdaq Capital Market on or before May 22, 2023, the SaaS Agreement has no force and effect.

If the SaaS Agreement becomes effective, Finastra will license its software and provide development services, SaaS services, maintenance services and other services to the Company.  The provision of certain services will be agreed upon in a professional services schedule (the “Schedule”).

The Company will pay Finastra an annual fee (exclusive of applicable taxes), which shall be payable in advance, upon the date the SaaS Agreement becomes effective, and thereafter on each anniversary of that date for the term of the agreement, in equal half yearly instalments as follows: (i) $325,000 for the first year, (ii) $450,000 for the second year, (iii) $500,000 for years three through five, and (iv) $550,000 for years six and seven.

Either party may terminate the SaaS Agreement by notice to the other if: (i) the other party has committed a material irremediable breach of its obligations thereunder, (ii) either party has committed a material remediable breach of its obligations thereunder and has not remedied that breach within sixty (60) days of receiving notice by the non-breaching party specifying the breach (and warning of its intention to terminate), (iii) if a receiver, administrative receiver or similar officer is appointed over any of the property or assets of the other party or if the other party makes any voluntary arrangement with its creditors or becomes subject to an administration order, has an administrator appointed or goes into liquidation or has a resolution for its winding-up passed, and (iv) if either party ceases or threatens to cease to carry on their business.

The Company and Finastra made certain representations and warranties to each other that are customary for transactions similar to this transaction and are subject to specified exceptions and qualifications. Finastra also agreed to indemnify the Company under certain circumstances should a third party make claims against the Company for use of the licensed software.

The SaaS Agreement contains customary confidentiality provisions. The SaaS Agreement shall be governed by and construed in accordance with the laws of Singapore.

The foregoing description of the SaaS Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement. A copy of the SaaS Agreement is attached hereto as Exhibit 10.10 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.10	Framework SaaS Agreement, dated March 3, 2023, by and between Vemanti Group, Inc. and Finastra International Limited

104	Cover Page Interactive Data File (embedded within the Inline XBRL)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VEMANTI GROUP, INC.

Date: March 9, 2023	By:	/s/ Tan Tran
	Name:	Tan Tran
	Title:	Chief Executive Officer

3